Exhibit 99.1

Viewbix Reports Third Quarter 2022 Financial Results with a 176% Growth in Revenues Totaling $66 Million

Viewbix reached an operating income of $1.4 million

Amihay Hadad, Viewbix, CEO: “We entered the field of digital content through a purchase that has proven itself, financially and synergistic and it is our intention to continue pursue opportunities to leverage our growth”

Ramat Gan, Israel, November 22, 2022 – Viewbix Inc. (OTC: VBIX) (“Viewbix” or the “Company”), a global developer of mar-tech and ad-tech innovative technologies, today announced record financial consolidated results for the third quarter of 2022, ending September 30, 2022. These are the Company’s first reported financial results following its completion of the previously announced transaction with Gix Media Ltd. (“Gix Media”), which resulted in Gix Media becoming a wholly-owned subsidiary of the Company.

The results refer to Gix Media’s consolidated financials for the three and nine months ending September 30, 2022, in comparison to the same period of 2021.

Key highlights for the three and nine mounts ended September 30, 2022, include:

●	Revenues for the nine months ended September 30, 2022, reached a record high of $66,115 thousand an increase of 176% compared to the nine-month period ended September 30, 2021. In the three months ended September 30, 2022, revenues amounted to a record of $22,778 thousand, an increase of 182% compared to the three months ended September 30, 2021.
●	EBITDA (Earnings Before Interest, Taxes, Depreciations, Amortizations) for the nine-month period ended September 30, 2022, amounted to $3,458 thousand, an increase of 178% compared to the corresponding period in 2021. For the three-month period ended September 30, 2022, EBITDA amounted to $1,163 thousand, an increase of 268% compared to the corresponding period in 2021.
●	Operating income. Viewbix reached an operating income of $1,407 thousand in the nine months ended September 30, 2022 compared to an operating loss of $44 thousand in the corresponding period in 2021. In the third quarter of 2022 the operating income amounted to $427 thousand compared to an operating loss of $111 thousand in the third quarter of 2021.
●	Net cash from operating activities for the nine-month period ended September 30, 2022 amounted to $2,175 thousand, an increase of 40% compared to the corresponding period in 2021. For the three-month period ended September 30, 2022, net cash from operating activities amounted to $1,577 thousand, an increase of 202% compared to the corresponding period in 2021.

“We are proud to report our first results as Viewbix. In this period, we managed to present significant growth that demonstrates the strength of Viewbix and the ability to navigate our numerous activities intelligently. We are working diligently to continue the positive trend and are considering entering into additional activities in the fields of advertise and marketing technologies to enable greater growth to provide additional value to our shareholders. In the last year we expanded to the field of digital content through the acquisition of Cortex by Gix Media in October 2021, a purchase that has proven itself, financially and synergistic and it is our intention to continue pursue opportunities to leverage our growth,” said Amihay Hadad, CEO of Viewbix.

Third Quarter 2022 Financial Highlights (Including EBITDA Reconciliation):

U.S. dollars in thousands	For the nine months ended September 30			For the three months ended September 30
	2022	2021	%	2022	2021	%
Revenues	66,115	23,874	176%	22,778	8,079	182%
Operating income (loss)	1,407	(44)	3,298%	427	(111)	485%
EBITDA	3,458	1,245	178%	1,163	316	268%
Adjusted EBITDA	3,619	1,233	194%	1,281	339	278%
GAAP Net Income (loss)	(30)	88	(134)%	71	91	(22)%
Non- GAAP Net Income	1,954	1,365	43%	844	541	56%
Net Cash from Operations	2,175	1,564	40%	1,577	522	202%

U.S. dollars in thousands	For the nine months ended September 30		For the three months ended September 30
	2022	2021	2022	2021
GAAP Net Income (loss)	(30)	88	71	91
Financial (income) expenses, net	1,374	(91)	301	(121)
Taxes on income	63	(41)	55	(81)
Depreciation and amortization	2,051	1,289	736	427
EBITDA	3,458	1,245	1,163	316
Other expenses	121	26	86	26
Share-based compensation, expenses (income)	40	(38)	32	(3)
Adjusted EBITDA	3,619	1,233	1,281	339
Financial income (expenses), net	(1,374)	91	(301)	121
Taxes on income	(63)	41	(55)	81
Deferred tax income in connection with amortization of intangible assets	(228)	-	(81)	-
Non- GAAP Net Income	1,954	1,365	844	541

Financial Comparison for the Third Quarter of 2022

Adjusted EBITDA: Adjusted EBITDA was $1,281 thousands, in the third quarter of 2022, an increase of 278% compared to $339 thousands, in the third quarter of 2021. A reconciliation of GAAP Net Income to Adjusted EBITDA is included in this press release.

Non-GAAP Net Income: Non-GAAP net income increased by 56% to $844 thousand, in the third quarter of 2022, compared to $541 thousand, in the third quarter of 2021. A reconciliation of GAAP to non-GAAP net income is included in this press release.

Use of Non-GAAP Measures

Viewbix’s financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent earnings as reported to the U.S. Securities and Exchange Commission (the “SEC). Viewbix has provided in this release certain financial information that has not been prepared in accordance with GAAP. Viewbix’s management believes that the non-GAAP EBITDA described in the release, which includes adjustments for specific items that are generally not indicative of our core operations, provides additional information that is useful to investors in understanding Viewbix’s underlying performance, business and performance trends, and helps facilitate period-to-period comparisons and comparisons of its financial measures with other companies in Viewbix’s industry. However, the non-GAAP financial measures that Viewbix uses may differ from measures that other companies may use. Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude share-based compensation expenses, acquisition related expenses, amortization of acquired intangible assets and the related taxes thereon. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) is defined as operating income excluding stock-based compensation expenses, depreciation, acquisition related items consisting of amortization of intangible assets, acquisition related expenses.

About Viewbix Inc.

Viewbix, through its subsidiaries Gix Media Ltd. and Cortex Media Group Ltd., operates in the field of digital advertising. The Group has two main activities search and digital content. The search develops a variety of technological software solutions, which perform automation, optimization and monetization of internet campaigns, for the purposes of acquiring and routing internet user traffic to its customers. The digital content is engaged in the creation and editing of content, in different languages, for different target audiences, for the purposes of generating revenues from leading advertising platforms, including Google, Facebook, Yahoo and Apple, by utilizing such content to obtain internet user traffic for its advertisers. Viewbix’s technological tools allow advertisers and website owners to earn more from their advertising campaigns and generate additional profits from their websites.

For more information about Viewbix, visit https://corp.viewbix.com/

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Because such statements deal with future events and are based on Viewbix’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release.

The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including those discussed in any filings with the SEC. Except as otherwise required by law, Viewbix undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Viewbix is not responsible for the contents of third-party websites.

INVESTOR RELATIONS CONTACTS:

Michal Efraty

Investor Relations

+972-(0)52-3044404
michal@efraty.com

VIEWBIX INC

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

U.S. dollars in thousands (except share data)

	As of September 30	As of December 31
	2022	2021

ASSETS

CURRENT ASSETS

Cash and cash equivalents	3,609	5,208
Restricted deposits	223	234
Accounts receivable	16,398	16,415
Loan to parent company	7,096	6,384
Other receivables	814	1,004

Total current assets	28,140	29,245

NON-CURRENT ASSETS
Severance pay funds	73	83
Deferred taxes	62	133
Property and equipment, net	317	334
Operating lease right-of-use assets	505	569
Intangible assets, net	15,762	8,414
Goodwill	17,615	12,483

Total non-current assets	34,334	22,016

Total assets	62,474	51,261

VIEWBIX INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Cont.)

U.S. dollars in thousands (except share data)

	As of September 30	As of December 31
	2022	2021

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current maturities of long-term loan	1,500	1,500
Loan from parent company	2,527	2,116
Accounts payable	16,144	16,676
Other payables	1,862	1,386
Short-term loans	5,000	5,000
Operating lease liabilities - short term	93	91

Total current liabilities	27,126	26,769

NON-CURRENT LIABILITIES

Accrued severance pay	176	188
Long-term loan	3,225	4,270
Operating lease liabilities - long term	433	491
Deferred taxes	1,853	1,026

Total non-current liabilities	5,687	5,975

SHAREHOLDERS’ EQUITY

Share Capital
Common stock of $0.0001 par value - Authorized: 490,000,000 shares; Issued and outstanding: 14,783,964 shares as of September 30, 2022 and December 31, 2021, respectively (*)	3	3
Additional paid-in capital	27,564	16,074
Accumulated deficit	(4,043)	(2,366)
Equity attributed to the company’s shareholders	23,524	13,711
Non-controlling interests	6,137	4,806
Total equity	29,661	18,517

Total liabilities and shareholders’ equity	62,474	51,261

(*)	Retroactively adjusted to reflect the reverse stock split effected on August 31, 2022, for all periods presented and to reflect the equivalent number of shares corresponding to the combined financial information of the Company and Gix Media Ltd. for all periods preceding the Reorganization Transaction.

VIEWBIX INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

U.S. dollars in thousands (except share data)

	For the nine months ended September 30		For the three months ended September 30
	2022	2021	2022	2021
Revenues	66,115	23,874	22,778	8,079

Costs and Expenses:
Traffic-acquisition and related costs	56,400	19,582	19,464	6,738
Research and development	2,957	1,530	987	471
Selling and marketing	1,853	584	628	215
General and administrative	1,326	907	450	313
Depreciation and amortization	2,051	1,289	736	427
Other expenses	121	26	86	26

Operating income (loss)	1,407	(44)	427	(111)

Financial income (expenses), net	(1,374)	91	(301)	121

Income before income taxes	33	47	126	10

Taxes on income	(63)	41	(55)	81

Net income (loss)	(30)	88	71	91

Net income (loss) for the period is attributable to:
Shareholders	(677)	88	(147)	91
Non-controlling interests	647	-	218	-
Net income (loss)	(30)	88	71	91

Net income (loss) per Share – Basic and Diluted attributed to shareholders:	(0.05)	0.01	(0.01)	0.01

Weighted average number of shares (*) – Basic:	14,783,964	14,783,964	14,783,964	14,783,964

Weighted average number of shares (*) – Diluted:	14,783,964	15,044,630	14,783,964	15,044,630

(*)	Retroactively adjusted to reflect the reverse stock split effected on August 31, 2022 for all periods presented and to reflect the equivalent number of shares corresponding to the combined financial information of the Company and Gix Media Ltd. for all periods preceding the Reorganization Transaction.